Exhibit 99.1

PRESS RELEASE

For more information:

Gary Langford, Chief Financial Officer, Nexxus Lighting, Inc.

704-405-0416

Nexxus Lighting Announces Preliminary Second Quarter 2012 Results

CHARLOTTE, NC, August 23, 2012 – Nexxus Lighting, Inc. (NASDAQ Capital Market: NEXS) today announced the following preliminary, unaudited financial results for the second quarter of 2012. The Company anticipates that its quarterly report on Form 10-Q for the three months ended June 30, 2012 will be filed no later than September 28, 2012.

Second Quarter 2012 Performance

Revenue

	(Unaudited) Quarter Ended June 30,
	2012	2011	Change	%
Array LED lamps	$169,724	$3,216,208	$(3,046,484)	-95%
Lumificient	883,581	849,508	34,073	4%

Total revenue	$1,053,305	$4,065,716	$(3,012,411)	-74%

Total revenue for the three months ended June 30, 2012 decreased 74%, or approximately $3,012,000, to approximately $1,053,000 as compared to approximately $4,066,000 for the three months ended June 30, 2011. Sales of Lumificient products increased 4% from approximately $850,000 in the second quarter of 2011 to approximately $884,000 in the second quarter of 2012. Sales of Array products decreased 95% from approximately $3,216,000 in the second quarter of 2011 to approximately $170,000 in the second quarter of 2012. Sales in the second quarter of 2011 included the initial shipments of our Array products to approximately 1,100 Lowe’s stores across the United States which we were unable to replicate in the corresponding quarter of 2012. The Company expects that sales to this customer will not be significant in 2012 due to low consumer acceptance of our Array products at their current price points. Sales of our Array products in particular have been adversely affected by our deteriorating financial condition and business prospects.

Gross Profit

	(Unaudited) Quarter Ended June 30,
	2012	2011	Change	%
Revenue	$1,053,305	$4,065,716	$(3,012,411)	-74%
Cost of sales	1,707,123	3,061,309	(1,354,186)	-44%

Gross (loss) profit	$(653,818)	$1,004,407	$(1,658,225)	-165%

Gross margin %	-62%	25%

For the quarter ended June 30, 2012, we expect a negative gross profit of approximately $654,000, or -62% of revenue, as compared to a gross profit of approximately $1,004,000, or 25% of revenue, for the comparable period of 2011. Direct gross margin, which is revenue less material cost, increased from 35% in the second quarter of 2011 to 40% in the second quarter of 2012. This increase primarily reflects the shift in sales mix to Lumificient products, offset by sales of surplus Array inventory at reduced prices and an increase in sales of Lumificient product for national sign lighting programs.

In the second quarter of 2012, distribution costs, which include some light assembly costs, increased to approximately $1,076,000, or 102% of revenue, as compared to approximately $439,000, or 11% of revenue, in the second quarter of 2011. The increase in distribution costs includes approximately $708,000 more expense for inventory adjustments recorded in the second quarter of 2012 compared to the same period in 2011. As sales declined due to our deteriorating financial condition and tighter market conditions, we increased our inventory reserve again in the second quarter of 2012 to provide us with the flexibility to lower our selling price of Array products in certain circumstances.

Operating Loss and Expenses

	(Unaudited) Quarter Ended June 30,
	2012	2011	Change	%
Gross (loss) profit	$(653,818)	$1,004,407	$(1,658,225)	-165%
Less operating expenses:
Selling, general and administrative	1,552,946	1,628,341	(75,395)	-5%
Research and development	125,824	214,095	(88,271)	-41%
Impairment expense	—	—	—	—%

Total operating expenses	1,678,770	1,842,436	(163,666)	-9%

Operating loss	$(2,332,588)	$(838,029)	$(1,494,559)	178%

Selling, general and administrative (SG&A) expenses were approximately $1,553,000 for the quarter ended June 30, 2012 as compared to approximately $1,628,000 for the same period in 2011, a decrease of approximately $75,000, or 5%. SG&A expenses decreased in the second quarter of 2012 across multiple categories, especially in our corporate and Array business units, as we took steps to preserve our cash availability. Employee compensation expense in our corporate and Array business units decreased by approximately $136,000 while travel-related costs across all business units decreased by approximately $37,000. Royalty and commission expenses declined by approximately $61,000 and $19,000, respectively, on the lower Array sales. Sales consultant costs associated with expanding sales of Array products into the consumer market channel decreased by approximately $43,000. We also eliminated the costs related to our Orlando operations in the second quarter of 2012, saving approximately $37,000 compared to the second quarter of 2011. Noncash stock compensation expense decreased by approximately $112,000 in the second quarter of 2012 compared to the same period last year.

Offsetting these cost reductions, we incurred higher legal expenses of approximately $51,000 in the quarter compared to the same period last year relating to our patents and defending patent infringement claims. We also expensed $350,000 during the second quarter of 2012 in order to establish an accrued liability reserve related to patent infringement litigation and other potential claims.

Research and development costs were approximately $126,000 during the three months ended June 30, 2012, a decrease of approximately $88,000 or -41% compared to the same period in 2011. This decrease reflects a decrease in compensation costs of approximately $63,000.

As a result of our deteriorating business and significantly reduced market value, we expect to record a significant charge for impairment expense in the second quarter of 2012. In addition, we are reviewing our plans for future Array production and may write-off certain equipment held as noncurrent assets. We estimate these expenses could be up to $5,000,000 and likely will greatly reduce or eliminate the balance for most or all of these assets. We have engaged third-party consultants to assist in determining the value of certain assets. These assets and their corresponding net balance at June 30, 2012, prior to any impairment charges, include:

Goodwill	$1,988,920
Long-lived assets:
Patents	$1,107,124
Trademarks	689,801
Customer relationships	589,167
Product certification and licensing costs	75,398
Net property and equipment	555,380

Total long-lived assets	$3,016,870

Income Taxes

We have provided a full valuation allowance against income tax benefits resulting from losses incurred and accumulated on operations. As a result, there was no provision for income tax recorded during the three months ended June 30, 2012 and 2011, respectively.

Net Loss

Net loss for the three months ended June 30, 2012 and 2011 was approximately $2,416,000 and $868,000, respectively, including a net loss from discontinued operations related to our legacy commercial and pool lighting businesses of approximately $2,000 for the three months ended June 30, 2011. Basic and diluted loss per common share was $0.15 and $0.05 for the three months ended June 30, 2012 and 2011, respectively. Basic and diluted loss per common share from continuing operations was $0.15 and $0.05 for the three months ended June 30, 2012 and 2011, respectively.

Liquidity and Capital Resources

At June 30, 2012, we had cash and cash equivalents of approximately $1,086,000, compared to cash and cash equivalents of approximately $1,915,000 at March 31, 2012 and approximately $3,015,000 at December 31, 2011. Cash used in the three months ended June 30, 2012 was approximately $830,000. We had negative working capital at June 30, 2012 of approximately $849,000 compared to working capital of approximately $5,326,000 at December 31, 2011. The decline in working capital primarily reflects cash used to fund operations in the first half of 2012 and the reclassification of debt maturing on June 30, 2013 to current liabilities.

As our financial condition deteriorated during the last several months, it became necessary for us to accelerate our cash conservation measures, including delaying or withholding payments to vendors and terminating employees. Some of our suppliers and service providers have stopped doing business with us, some have threatened collection actions and others are expected to do likewise. In addition, sales of our Array product in particular have been adversely affected by our financial distress and negative business prospects.

We expect continuing losses, further eroding our cash position. In the event that we are unable to raise additional capital through debt or equity financing, or the liquidation or divestiture of assets or businesses, our financial distress and negative business prospects will impair our ability to fund future operations. There can be no assurance that we will be able to maintain adequate liquidity or remain viable. Our ability to meet our obligations in the ordinary course of business is dependent upon our ability to liquidate or divest assets or businesses, or raise additional capital through public or private debt or equity financing. There can be no assurance such financing will be available on terms acceptable to us, if at all, or that any financing transaction will not be dilutive to our current stockholders.

On April 30, 2012, we announced that we are exploring strategic alternatives available to us, including a possible sale of the company. However, we can make no assurances and there is uncertainty regarding our ability to conclude transactions necessary for us to maintain liquidity sufficient to operate our business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to timely raise capital, we will not be able to maintain adequate liquidity and our future operations will need to be discontinued.

Net cash used in operating activities decreased approximately $1,067,000 to approximately $1,855,000 for the six months ended June 30, 2012, as compared to approximately $2,922,000 for the six months ended June 30, 2011. Net loss adjusted for non-cash items for the six months ended June 30, 2012 increased by approximately $1,312,000, as compared to the same period in 2011. Cash generated from operating assets and liabilities increased to $972,000 for the six months ended June 30, 2012 compared to cash used for operating assets and liabilities of approximately $1,407,000 for the same period in 2011.

Net cash used in investing activities for the six months ended June 30, 2012 was approximately $74,000 as compared to net cash provided by investing activities of approximately $829,000 in the same period of 2011. Cash provided by investing activities for the six months ended June 30, 2011 is primarily the result of the collection of the approximately $1,111,000 note receivable related to the sale of our legacy commercial and pool lighting businesses. Cash used for the purchase of property and equipment, net of proceeds from the disposal of fixed assets, decreased by approximately $193,000 for the six months ended June 30, 2012, as compared to the same period in 2011, and cash used for patent and trademark costs in the six months ended June 30, 2012 decreased by approximately $14,000 compared to the same period in 2011.

Net cash provided by financing activities decreased by $325,000 for the six months ended June 30, 2012 as compared to the same period in 2011 due to the decline in proceeds from employee stock options and warrants exercised in the first half of 2011.

We face significant challenges in order to achieve profitability and there can be no assurance that we will achieve or sustain positive cash flows from operations or profitability. We may reorganize our company, operations and product offerings which may cause us to incur greater losses. Our review of operations for additional opportunities to reduce costs may lead to the determination to sell, close, eliminate, rationalize or reduce operations, assets or businesses and/or alter our sales, manufacturing and/or distribution structure. Should we decide to pursue any such changes, we may incur additional charges and losses in connection with such changes in the future, and such charges and losses may be material. In addition, we could experience difficulties, disruptions or delays in the implementation of any such changes and there can be no assurance that we will be able to implement such changes successfully, if at all, or on a timely basis.

Year to Date 2012 Performance

Revenue

	(Unaudited) Six Months Ended June 30,
	2012	2011	Change	%
Array LED lamps	$459,870	$3,595,261	$(3,135,391)	-87%
Lumificient	1,741,682	2,024,049	(282,367)	-14%

Total revenue	$2,201,552	$5,619,310	$(3,417,758)	-61%

Total revenue for the six months ended June 30, 2012 declined 61% to approximately $2,202,000 as compared to the six months ended June 30, 2011. Sales of Lumificient products decreased approximately $282,000 to approximately $1,741,000 in the first half of 2012 compared to $2,024,000 in the first half of 2011. Lumificient experienced a growth in sales for non-sign lighting applications in the first half of 2011 which was not replicated in the first half of 2012. The decrease in revenue from Lumificient products also reflects a postponement by several large national sign customers of purchases in the first quarter of 2012 and a growth in this business in the second quarter of 2012 compared to the same period in 2011.

Sales of our Array LED lamps declined 87% to approximately $460,000 in the first half of 2012 compared to approximately $3,595,000 in the first half of 2011. The sales decrease of approximately $3,135,000 reflects the growth in sales of Array products associated with the 2011 launch of Array products for sale through the consumer market channel, which was not replicated in 2012. In the second quarter of 2011, we completed our initial shipments of Array products to approximately 1,100 Lowe’s stores across the United States. The Company expects that sales to this customer will not be significant in 2012 due to low consumer acceptance of our Array products at their current price points. Sales of our Array products in particular have been adversely affected by our deteriorating financial condition and business prospects.

Gross Profit

	(Unaudited) Six Months Ended June 30,
	2012	2011	Change	%
Revenue	$2,201,552	$5,619,310	$(3,417,758)	-61%
Cost of Sales	2,894,836	4,125,746	(1,230,910)	-30%

Gross Profit	$(693,284)	$1,493,564	$(2,186,848)	-146%

Gross Margin %	-31%	27%

Negative gross profit for the six months ended June 30, 2012 was approximately $693,000, or -31% of revenue, as compared to gross profit of approximately $1,494,000, or 27% of revenue for the comparable period of 2011. Direct gross margin, which is revenue less material cost, increased from 39% in the first half of 2011 to 42% in the first half of 2012, reflecting a shift in sales mix to Lumificient products.

In the first half of 2012, distribution costs, which include some light assembly costs, increased to approximately $1,614,000, or 73% of revenue, as compared to approximately $682,000, or 12% of revenue, in the first half of 2011. The increase in distribution costs includes approximately $1,176,000 more expense for inventory adjustments recorded in the first two quarters of 2012 compared to the same period in 2011. As sales declined due to our deteriorating financial condition and tighter market conditions, we increased our inventory reserve to provide us with the flexibility to lower our selling price of Array products in certain circumstances.

Operating Loss and Expenses

	(Unaudited) Six Months Ended June 30,
	2012	2011	Change	%
Gross (loss) profit	$(693,284)	$1,493,564	$(2,186,848))	-146%
Less operating expenses:
Selling, general and administrative	3,040,666	3,221,175	(180,509)	-6%
Research and development	322,996	417,683	(94,687)	-23%

Total operating expenses	3,363,662	3,638,858	(275,196)	-8%

Operating loss	$(4,056,946)	$(2,145,294)	$(1,911,652)	89%

Selling, general and administrative (SG&A) expenses were approximately $3,041,000 for the six months ended June 30, 2012 as compared to approximately $3,221,000 for the same period in 2011, a decrease of approximately $181,000, or -6%. Employee compensation expense in our corporate and Array business units decreased by approximately $293,000 while travel-related costs across all business units decreased by approximately $47,000. Royalty and commission expenses declined by approximately $63,000 and $46,000, respectively, on the lower Array sales. The expiration of our lease in Orlando reduced facility expense by $41,000 compared to the first half of 2011. Noncash stock compensation expense decreased by approximately $159,000 in the second quarter of 2012 compared to the same period last year.

Offsetting these cost reductions, we incurred higher legal expenses of approximately $78,000 in the first half of 2012 compared to the same period last year relating primarily to our patents and defending patent infringement claims. We also expensed $350,000 during the second quarter of 2012 in order to establish an accrued liability reserve related to patent infringement litigation and other potential claims.

Research and development costs were approximately $323,000 during the six months ended June 30, 2012 as compared to approximately $418,000 during the same period in 2011. This decrease of approximately $95,000 was primarily due to lower payroll expenses of approximately $73,000 and lower project-related costs of approximately $17,000, in the first half of 2012, as compared to the same period of 2011.

As discussed above, we expect to record a significant charge for impairment expense in the second quarter of 2012. In addition, we are reviewing our plans for future Array production and may write-off certain equipment held as noncurrent assets. We estimate these expenses could be up to $5,000,000 and likely will greatly reduce or eliminate the balance for most or all of these assets. We have engaged third-party consultants to assist in determining the value of certain assets.

Income Taxes

We have provided a full valuation allowance against income tax benefits resulting from losses incurred and accumulated on operations. As a result, there was no provision for income tax recorded during the six months ended June 30, 2012 and 2011, respectively.

Net Loss

Net loss for the six months ended June 30, 2012 and 2011 was approximately $4,187,000 and $2,197,000, respectively, including income from discontinued operations related to the legacy commercial and pool lighting businesses of approximately $1,000 in 2012 and $4,000 in 2011. Basic and diluted loss per common share was $0.25 and $0.13 for the six months ended June 30, 2012 and 2011, respectively. Basic and diluted loss per common share from continuing operations was $0.25 and $0.13 for the six months ended June 30, 2012 and 2011, respectively.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release are “forward-looking statements” that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Reference is made to Nexxus Lighting’s filings under the Securities Exchange Act of 1934 for factors that could cause actual results to differ materially. Nexxus Lighting undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors including, but not limited to, risks and uncertainties relating to the following: the risk that we may be unable to obtain sufficient capital to continue operations; the risk that we may not be able to maintain adequate liquidity or remain viable if we are unable to successfully manage our costs and expenses and raise capital through the liquidation or divestiture of our assets or businesses or debt or equity financing; our history of losses and anticipated future losses; future impairment charges resulting from changes in the estimated fair value of reporting units or of long-lived assets, including goodwill and other intangibles; accounting and other adjustments that may be made to the preliminary financial results for the second quarter of 2012 prior to actual results being announced; the risk that any reorganization of our Company, operations and/or product offerings, may cause us to incur greater losses and create disruptions in our business; the risk that demand for our Array® brand of LED light bulbs fails to emerge as anticipated; our dependence on a single customer for a substantial portion of our revenue and the risk that the loss of this key customer or a reduction in sales to this customer could seriously impact our revenue and adversely affect our results of operations and prospects; competition in each of our product areas, including price competition; dependence on suppliers and third-party manufacturers; the success of our sales, marketing and product development efforts; the condition of the international marketplace; general economic and business conditions; the evolving nature of our LED lighting technology; our ability to adequately protect our intellectual property rights; the risk that infringement claims by others may subject us to significant costs even if the claims are invalid; the risk that an adverse outcome in litigation could subject us to significant liabilities, require us to license disputed rights from others or require us to cease marketing or using certain products or technologies; acts of war, terrorism, and natural disasters; and other factors.

The Company has experienced continued net losses and faces significant challenges in order to maintain adequate liquidity and reach profitability, particularly in light of the current challenging economic environment. The Company expects continuing losses in 2012, further eroding its cash position. In the event that the Company is unable to successfully manage its costs and expenses and raise additional capital through debt or equity financing or the liquidation or divestiture of assets or businesses, these conditions could significantly impair its ability to fund future operations. On April 30, 2012, the Company announced that it is exploring strategic alternatives available to it, including a possible sale of the Company. However, the Company can make no assurances and there is uncertainty regarding its ability to conclude transactions necessary for the Company to maintain liquidity sufficient to operate the business. The preliminary, unaudited financial information for the quarter ended June 30, 2012 presented in this press release does not include any adjustments that might result from the outcome of this uncertainty. If the Company is unable to maintain adequate liquidity, future operations will be discontinued.

For a more detailed discussion of these risks and other factors affecting the Company, see Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s 2011 Form 10-K, filed on March 28, 2012 with the Securities and Exchange Commission (“SEC”), and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

Preliminary Results are Subject to Change

The financial information for the quarter ended June 30, 2012 presented in this press release is preliminary and unaudited. The Company cautions that all of the results with respect to the second quarter of 2012 are preliminary estimates and are subject to the completion of the SAS 100 review, which could have a significant material impact on the Company’s actual financial results for the second quarter of 2012.

Nexxus Lighting, Inc. Life’s Brighter!™

For more information, please visit the new Nexxus Lighting web site at www.nexxuslighting.com

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Nexxus Lighting’s filings under the Securities Exchange Act for factors that could cause actual results to differ materially. Nexxus Lighting undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

###

Nexxus Lighting, Inc.

Consolidated Balance Sheets

	(Unaudited) June 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$1,085,509	$3,014,656
Trade accounts receivable, less allowance for doubtful accounts of $55,429 and $52,912	513,073	564,474
Inventories, less reserve of $1,843,781 and $895,415	1,457,352	2,977,047
Prepaid expenses	129,904	65,749
Other assets	8,972	26,359

Total current assets	3,194,810	6,648,285

Property and equipment	1,668,427	3,279,121
Accumulated depreciation and amortization	(1,113,047)	(2,536,144)

Net property and equipment	555,380	742,977

Goodwill	1,988,920	1,988,920
Other intangible assets, less accumulated amortization of $1,024,444 and $879,490	2,461,490	2,543,969
Other assets, net	12,365	23,857

	$8,212,965	$11,948,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$902,962	$825,100
Accrued liabilities	480,981	245,816
Related party payable	42,485	18,151
Accrued compensation and benefits	172,783	206,803
Convertible promissory notes to related parties, net of debt discount	2,357,925	—
Accrued interest on convertible promissory notes	84,000	—
Current portion of deferred rent	2,659	25,882
Other current liabilities	491	74

Total current liabilities	4,044,286	1,321,826

Convertible promissory notes to related parties, net of debt discount	—	2,314,854

Total liabilities	4,044,286	3,636,680

Commitments and contingencies

Stockholders’ Equity:
Common stock, $.001 par value, 30,000,000 shares authorized, 16,452,738 issued and outstanding	16,453	16,453
Additional paid-in capital	50,051,448	50,007,362
Accumulated deficit	(45,899,222)	(41,712,487)

Total stockholders’ equity	4,168,679	8,311,328

	$8,212,965	$11,948,008

Nexxus Lighting, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$1,053,305	$4,065,716	$2,201,552	$5,619,310
Cost of sales	1,707,123	3,061,309	2,894,836	4,125,746

Gross (loss) profit	(653,818)	1,004,407	(693,284)	1,493,564

Operating expenses:
Selling, general and administrative	1,552,946	1,628,341	3,040,666	3,221,175
Research and development	125,824	214,095	322,996	417,683
Impairment expense	—	—	—	—

Total operating expenses	1,678,770	1,842,436	3,363,662	3,638,858

Operating loss	(2,332,588)	(838,029)	(4,056,946)	(2,145,294)

Non-operating income (expense):
Interest expense	(83,678)	(28,085)	(130,562)	(55,622)
Other income	34	164	90	404

Total non-operating expense, net	(83,644)	(27,921)	(130,472)	(55,218)

Loss from continuing operations	$(2,416,232)	$(865,950)	$(4,187,418)	$(2,200,512)

Discontinued operations:
Income (loss) from discontinued operations	—	(1,555)	683	3,830

Net loss	$(2,416,232)	$(867,505)	$(4,186,735)	$(2,196,682)

Basic and diluted loss per common share:
Continuing operations	$(0.15)	$(0.05)	$(0.25)	$(0.13)

Discontinued operations	$0.00	$0.00	$0.00	$0.00

Net loss	$(0.15)	$(0.05)	$(0.25)	$(0.13)

Basic and diluted weighted average shares outstanding	16,452,738	16,444,444	16,452,738	16,301,320

Nexxus Lighting, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities:
Net loss	$(4,186,735)	$(2,196,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	193,450	229,944
Amortization of intangible and other assets	144,956	140,777
Amortization of debt discount and debt issuance costs	46,191	55,549
Amortization of deferred rent	(23,223)	(38,852)
Loss on sale of businesses	—	622
Loss on disposal of property and equipment	6,062	7,323
Increase in inventory reserve	948,365	84,088
Stock-based compensation	44,086	202,815
Changes in operating assets and liabilities:
(Increase) decrease in:
Trade accounts receivable, net	51,401	(2,872,705)
Inventories	571,330	(169,177)
Prepaid expenses	(64,155)	(26,865)
Other assets	25,759	6,978
Increase (decrease) in:
Accounts payable, accrued liabilities and related party payable	337,361	1,626,410
Accrued compensation and benefits	(34,020)	31,337
Other liabilities	84,417	(3,219)

Total adjustments	2,331,980	(724,975)

Net cash used in operating activities	(1,854,755)	(2,921,657)

Cash Flows from Investing Activities:
Patents and trademark costs	(62,476)	(76,064)
Purchase of property and equipment	(19,601)	(204,860)
Proceeds from the sale of property and equipment	7,685	—
Proceeds from the sale of businesses, net of transaction costs	—	1,110,360

Net cash (used in) provided by investing activities	(74,392)	829,436

Cash Flows from Financing Activities:
Proceeds from exercise of employee stock options and warrants, net	—	324,750

Net cash provided by financing activities	—	324,750

Net decrease in Cash and Cash Equivalents	(1,929,147)	(1,767,471)

Cash and Cash Equivalents, beginning of period	3,014,656	5,308,900

Cash and Cash Equivalents, end of period	$1,085,509	$3,541,429

Other Information

Inventories

Inventories consist of the following:

	(Unaudited) June 30 2012	December 31, 2011
Raw materials	$1,512,247	$1,708,642
Finished goods	1,788,886	2,163,820

	3,301,133	3,872,462
Less: Reserve for obsolescence	(1,843,781)	(895,415)

Net inventories	$1,457,352	$2,977,047

Other Intangible Assets

At June 30, 2012, the Company had the following intangible assets subject to amortization:

	June 30, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$1,341,093	$(233,969)	$1,107,124
Trademarks	908,997	(219,196)	689,801
Customer relationships	1,010,000	(420,833)	589,167
Non-compete agreement	60,000	(60,000)	—
Product certification and licensing costs	165,844	(90,446)	75,398

	$3,485,934	$(1,024,444)	$2,461,490

The Company expects to record a significant charge for impairment expense relating to the above assets in the second quarter of 2012. The Company estimates the expense could be up to $2,500,000 and likely will greatly reduce or eliminate the balance for most or all of the above assets. The Company has engaged third-party consultants to assist in determining the value of certain assets.

At December 31, 2011, the Company had the following intangible assets subject to amortization:

	December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$1,286,437	$(197,803)	$1,088,634
Trademarks	908,998	(192,461)	716,537
Customer relationships	1,010,000	(370,333)	639,667
Non-compete agreement	60,000	(55,000)	5,000
Product certification and licensing costs	158,024	(63,893)	94,131

	$3,423,459	$(879,490)	$2,543,969

Goodwill

The changes in the carrying amount of goodwill for the year ended December 31, 2011 are as follows:

	LED Replacement Lamps	LED Signage and Lighting Strips	Total
Balance, January 1, 2011	$1,988,920	$407,369	$2,396,289
Impairment expense	—	(407,369)	(407,369)

Balance, December 31, 2011	$1,988,920	$—	$1,988,920

The Company expects to record a significant charge for impairment expense in the second quarter of 2012. The Company estimates this expense likely will greatly reduce or eliminate the balance of goodwill. The Company has engaged third-party consultants to assist in determining the value of certain assets.

As a result of lowering the projected revenue growth and cashflows for the LED signage and lighting strips segment, the Company performed the impairment test prescribed by ASC 350 and recorded a goodwill impairment charge totaling $407,369 for the year ended December 31, 2011.

Stock-Based Compensation

The Company adopted a stock option plan in 1994 (the “1994 Plan”) that provided for the grant of incentive stock options and nonqualified stock options, and reserved 450,000 shares of the Company’s common stock for future issuance under the plan. The option price must have been at least 100% of market value at the date of the grant and the options have a maximum term of 10 years. Options granted typically vest ratably over a three-year period or based on achievement of performance criteria. The Company typically grants selected executives and other key employees share option awards, whose vesting is contingent upon meeting various departmental and company-wide performance goals including sales targets and net profit targets. As of June 30, 2012, options to purchase 12,000 shares of common stock were vested and exercisable under the 1994 Plan. The 1994 Plan terminated in 2004.

On September 18, 2003, the Company adopted a new stock option plan (the “2003 Plan”) that provides for the grant of incentive stock options and nonqualified stock options, and reserved 450,000 additional shares of the Company’s common stock for future issuance under the plan. The 2003 Plan was subsequently amended to increase the number of shares reserved for issuance thereunder to 670,000. During 2008, the 2003 Plan was further amended to increase the number of shares reserved for issuance to 810,000. During 2010, the 2003 Plan was further amended to increase the number of shares reserved for issuance thereunder to 1,160,000. The option price of incentive stock options must be at least 100% of market value at the date of the grant and incentive stock options have a maximum term of 10 years. Options granted typically vest ratably over a three-year period or based on achievement of performance criteria. The Company typically grants selected executives and other key employees share option awards, whose vesting is contingent upon meeting various departmental and company-wide performance goals including sales targets and net profit targets. As of June 30, 2012, options to purchase 688,651 shares of common stock were vested and exercisable under the 2003 Plan. In 2009, the Company amended the 2003 Plan to extend the post-service termination exercise period of nonstatutory stock options granted to directors for their service to the Company as directors from three months after the director’s termination date to the tenth anniversary of the date of grant.

The following table summarizes activity in the stock option plans for the six months ended June 30, 2012:

	Shares Available for Future Grant	Number of Shares Outstanding Under Option	Weighted Average Exercise Price

Balance, January 1, 2011	423,618	670,355	$4.60
Options granted at market	(224,250)	224,250	2.32
Options forfeited or expired	154,585	(157,585)	2.95

Balance, December 31, 2011	353,953	737,020	$4.26
Options granted at market	(51,500)	51,500	0.53
Options forfeited or expired	24,584	(27,584)	4.20

Balance, June 30, 2012	327,037	760,936	$4.01

The weighted average fair value of options granted at market during the six months ended June 30, 2012 and 2011 was $0.38 and $2.30 per option, respectively. The total intrinsic value of options exercised during the six months ended June 30, 2012 and 2011 was $0. The aggregate intrinsic value of the outstanding exercisable options at June 30, 2012 and 2011 was $0 and $44,368, respectively.

Convertible Promissory Notes and Warrants

On December 21, 2009, the Company issued $2,400,000 in principal of convertible promissory notes (the “Exchange Notes”) and warrants to purchase an aggregate of 935,040 shares of the Company’s common stock (the “Exchange Warrants”) in exchange for 480 shares of outstanding Series A Preferred Stock (the “Exchange”). The Preferred Shareholders holding the 480 shares of Preferred Stock, which had a stated value of $2,400,000, were Michael Brown, a former director of the Company and entities affiliated with Mariner Private

Equity, LLC, of which Patrick Doherty, a former director of the Company, is president. The Exchange Notes bore interest at 1% per annum, matured three years from the date of issuance and were convertible into 450,281 shares of common stock at a fixed conversion price of $5.33. The Exchange Warrants had an exercise price of $5.08 and expired three years from issuance. There were no price-based anti-dilution provisions in the Exchange Notes or Exchange Warrants.

On February 28, 2012, the Company and the holders of the Exchange Notes amended the Exchange Notes. As of the amendment date, the Exchange Notes bear interest at 10% per annum and mature on June 30, 2013. Interest on the outstanding principal amount of the Exchange Notes will be due and payable on the maturity date. The Exchange Notes remain convertible into 450,281 shares of common stock at a fixed conversion price of $5.33.

The fair value of the Exchange Notes at issuance was estimated based upon the present value of their future cash flows, using credit risk adjusted rates, as enhanced by the fair value of the embedded conversion feature (“ECF”). Since the Company does not have an established credit rating, the credit risk adjusted yield of 10.3% was determined by reference to comparable instruments in public markets. The fair value of the ECF was determined using the Monte Carlo Simulation (“MCS”). MCS is an option-based model that embodies assumptions that would likely be considered by market participants who trade the financial instrument. In addition to more traditional assumptions, such as trading market values, trading volatilities and risk-free rates, MCS assumptions include credit risk, interest risk and redemption considerations. The fair value of the Exchange Warrants was determined using the Black-Scholes-Merton valuation technique over the term to contractual expiration. Significant assumptions included in these valuation techniques were as follows:

Assumption
Credit-risk adjusted rates (based upon comparables):
Exchange of Notes	10.3%
ECF Range of Rates	8.5% - 10.3%
Volatility (based upon historical trading volumes and prices):
ECF Range of Periods	53.2% - 68.9%
Exchange Warrants	65.6%

In evaluating the accounting for the Exchange, the Company also considered current classification and measurement standards associated with the ECF and the Exchange Warrants. The ECF is an equity-linked feature that is not clearly and closely related to the risks of the host debt instrument. However, current accounting standards afforded an exemption to bifurcation of the ECF because it is both indexed to the Company’s own stock and otherwise met the definition of Conventional Convertible based upon the fixed conversion price. The Exchange Warrants are both indexed to the Company’s own stock and met all other conditions necessary for their classification in stockholders’ equity. Finally, the Company’s consideration of whether a beneficial conversion feature (“BCF”) was present in the hybrid debt agreement indicated that the effective conversion price was higher than the trading market price on the date of issuance. Accordingly, the Exchange Notes did not embody a BCF.

The final value allocated to the Exchange Notes on the issuance date of $2,150,448 is less than the face value of $2,472,000. This original issue discount of $321,552 is amortized to interest expense using the effective interest method. For the six months ended June 30, 2012, the Company recorded amortization charges of $55,071.

Discontinued Operations

On October 28, 2010, the Company signed an Asset Purchase Agreement (the “Purchase Agreement”) with Next Step Products, LLC. Pursuant to the Purchase Agreement, the Company sold substantially all of the assets of its Legacy Commercial and Pool Lighting Businesses. The results of operations of the Legacy Commercial and Pool Lighting Businesses have been reflected as discontinued operations for all periods presented.

The components of discontinued operations for the three and six months ended June 30, 2012 and 2011 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$—	$1,071	$683	$7,494
Income (loss) from operations	$—	$(1,581)	$683	$4,452
Gain (loss) on sale of divisions	—	26	—	(622)

Discontinued operations	$—	$(1,555)	$683	$3,830

Contingencies

In the ordinary course of business the Company may become a party to various legal proceedings and claims generally involving collection actions, contractual matters, infringement actions, product liability claims and other matters.

On March 26, 2012, Koninklijke Philips Electronics N.V. and Philips Solid-State Lighting Solutions, Inc. (collectively, “Philips”) filed a lawsuit (civil action no. 12-cv-10549) in the United States District Court for the District of Massachusetts against the Company alleging that the Company’s Array and certain other products infringe certain of Philips’ patents for LED lighting. The plaintiff is seeking injunctive relief, monetary damages and reimbursement of its attorney’s fees and costs. The Company is evaluating Phillips’ claims. The Company intends to vigorously defend its intellectual property.

As a result of existing legal proceedings and other claims, including those resulting from our current financial distress, the Company expensed $350,000 during the second quarter of 2012 in order to establish an accrued liability reserve related to patent infringement litigation and other potential claims.